News Release

Integra Bank Corporation Appoints Michael J. Alley as Chairman and CEO and Institutes Search Process

EVANSVILLE, INDIANA – May 4, 2009 – Integra Bank Corporation (Nasdaq Global Market: IBNK) today announced that the Board of Directors had appointed Michael J. Alley as Interim Chairman and Chief Executive Officer of the Company effective immediately. The Company also announced that its Board of Directors has selected Crist/Kolder Associates of Hinsdale, Illinois to institute a search process for a permanent CEO. Mr. Alley was elected as a director of the Company on April 15, 2009. Mr. Alley is currently Chairman of Patriot Investments LLC and served as chief executive for the Central Indiana operations of Fifth Third Bank from June 1989 to June 2002.

The Company also announced that Michael T. Vea would continue to serve as President of the Company with modified responsibilities. Concurrently, Mr. Vea has stepped down from the Company’s board of directors and his other positions with the Company and Integra Bank N.A.

Dr. H. Ray Hoops, Chairman of the Nominating and Corporate Governance Committee stated: “The Board of Directors has concluded that new leadership is key to restoring the Company to profitability. We are greatly appreciative of Mike Alley’s willingness to assume these offices on an interim basis as we conduct a search process for a permanent CEO. We hope to complete that process as expeditiously as possible.”

About Integra

Headquartered in Evansville, Indiana, Integra Bank Corporation is the parent of Integra Bank N.A. As of March 31, 2009, Integra has $3.6 billion in total assets and operates 75 banking centers and 125 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Integra Bank Corporation’s common stock is listed on the Nasdaq Global Market under the symbol IBNK. Additional information may be found at Integra’s web site, www.integrabank.com.

Safe Harbor

Certain statements made in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words “may,” “will,” “should,” “would,” “anticipate,” “expect,” “plan,” “believe,” “intend,” and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) the effects of the current recession in the markets in which we primarily do business; (2) changes in the interest rate environment that reduce our net interest margin; (3) unanticipated additional charge-offs and loan loss provisions; (4) our ability to maintain required capital levels and adequate sources of funding and liquidity; (5) additional declines in value of our investment securities portfolio, including adverse developments affecting the issuers of trust preferred securities we hold; (6) changes and trends in capital markets; (7) competitive pressures from other depository institutions that increase our funding costs; (8) unanticipated effects or changes in critical accounting policies and judgments; (9) legislative or regulatory changes or actions, or significant litigation that adversely affect us or the banking industry; (10) our ability to attract and retain key personnel; (11) our ability to fully utilize our deferred tax asset; (12) our ability to maintain security for confidential information in our computer systems and telecommunications network; (13) the effects of our participation in the Capital Purchase Program and possible changes to that program; (14) increases in insurance premiums we pay to the Federal Deposit Insurance Corporation and (15) damage to our reputation as a result of the foregoing, including our ability to retain customers and attract new ones, our cost of funding and our level of liquidity as well as other factors we describe in our periodic reports filed with the SEC. We undertake no obligation to revise or update these risks, uncertainties and other factors except as may be set forth in our periodic reports.

Contacts:

Michael J. Alley, Interim Chairman and CEO — 812-461-5795
Gretchen Dunn, Shareholder Relations — 812-464-9677

Web site:

http://www.integrabank.com